EX-99.B-77Q1(g)

SUB-ITEM 77Q1(g): Copies of any merger or consolidation agreement, and other documents relevant to the information sought in sub-item 77M.

WADDELL & REED ADVISORS FUNDS

The combined Prospectus and Information Statement dated January 8, 2018 was filed by the Ivy Funds on behalf of the following Waddell & Reed Advisors Funds (WRA Funds) for a reorganization of the WRA Funds into the corresponding Ivy Funds:

Waddell & Reed Advisors Funds	Ivy Funds
Waddell & Reed Advisors Cash Management	Ivy Cash Management Fund
Waddell & Reed Advisors High Income Fund	Ivy High Income Fund
Waddell & Reed Advisors Municipal High Income Fund	Ivy Municipal High Income Fund

The combined Prospectus and Information Statement was filed with the SEC on December 8, 2017 on Form N-14 under SEC Accession No. 0001193125-17-364936, and is incorporated by reference herein.

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The combined Prospectus and Information Statement dated September 8, 2017 was filed by the Ivy Funds on behalf of the following WRA Funds for a reorganization of the WRA Funds into the corresponding Ivy Funds:

Waddell & Reed Advisors Funds	Ivy Funds
Waddell & Reed Advisors Bond Fund	Ivy Bond Fund
Waddell & Reed Advisors Global Bond Fund	Ivy Global Bond Fund
Waddell & Reed Advisors Government Securities Fund	Ivy Government Securities Fund
Waddell & Reed Advisors Municipal Bond Fund	Ivy Municipal Bond Fund

The combined Prospectus and Information Statement was filed with the SEC on September 6, 2017 on Form N-14 under SEC Accession No. 0001193125-17-277428, and is incorporated by reference herein.